Exhibit 5.3
VIA COURIER/FACSIMILE
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
The Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Superintendent of Securities, Prince Edward Island
Superintendent of Securities, Newfoundland and Labrador
Registrar of Securities, Government of Yukon
Registrar of Securities, Government of the Northwest Territories
Registrar of Securities, Government of Nunavut
United States Securities and Exchange Commission
Dear Sirs/Mesdames:

Re:	Northgate Minerals Corporation (“Northgate”). Consent of Qualified Person
The undersigned hereby consents to the use of its name and reference to the written disclosure of the technical reports titled “Revised Mineral Reserve and Resources, Kemess North Project”, dated May 2, 2005, and the report entitled “NI 43-101 Technical Report and Preliminary Feasibility Study on the Young-Davidson Property, Matachewan, Ontario” dated August 27, 2009, and the report entitled “Technical Report for Underground and Open Pit Mineral Resource Estimates, Young-Davidson Property, Matachewan, Ontario” dated January 23, 2009 (collectively the. “Technical. Reports”) and any extracts from or a summary of the Technical Reports in the final base shelf prospectus of Northgate dated July 2, 2010 (including the documents incorporated by reference therein) (the “Prospectus”) and the Registration Statement of Northgate on Form F-10, dated July 2, 2010, as amended or supplemented (collectively, the “Registration Statement”).
The undersigned hereby confirms that the undersigned has read the Prospectus and the Registration Statement and believes that the Prospectus and Registration Statement fairly and accurately represents the information in the Technical Reports that supports the disclosure and the undersigned has no reason to believe that there are any misrepresentations in the information contained in the Prospectus and Registration Statement that are derived from the Technical Reports or within the knowledge of the undersigned, as a result of the services performed by the undersigned in connection with the Technical Reports.
DATED July 2, 2010.

/s/ Frederick Carl Edmunds P.Geo.
Name:	Frederick Carl Edmunds P.Geo.
Title:	Exploration Manager - Northgate